SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 13, 2003

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400—West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of the Registrant dated August 13, 2003

Item 9. Regulation FD Disclosure

See the press release attached hereto as Exhibit 99.1 dated August 13, 2003, announcing Concentra Operating Corporation’s completion of a Rule 144A offering of $150 million aggregate principal amount of 9.5% senior subordinated notes due 2010 and the closing of a new $435 million senior credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name: Title:	Richard A. Parr II Executive Vice President, General Counsel & Secretary

Date: August 13, 2003

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of the Registrant dated August 13, 2003